                                                                    EXHIBIT 99.1



Erin Collopy                                       Andrea Gordon
General Magic                                      TSI Communications
1 + 408 774 4225                                   1 + 650 635 0200 ext. 203
erin@generalmagic.com                              agordon@tsicomm.com



FOR IMMEDIATE RELEASE


                  ONSTAR AWARDS PRODUCTION SERVICES CONTRACT TO
                                  GENERAL MAGIC

   Companies sign agreement for development of enhancements to Virtual Advisor voice application

        SUNNYVALE, Calif. (August 1, 2001) -- General Magic, Inc. (Nasdaq:
GMGC), a pioneer in enterprise voice software and services, today announced it has entered an agreement with OnStar Corporation, a subsidiary of General Motors Corp. (NYSC: GM), to provide continued voice application development and maintenance services for the OnStar Virtual Advisor, which provides hands-free voice-activated access to web-based information services in vehicles.

        The new agreement, which is renewable annually, further augments the already existing relationship between OnStar and General Magic, initiated in late 1999 when OnStar selected General Magic to develop and host the voice application behind the Virtual Advisor, and expanded earlier this year when the companies signed a two-year hosting agreement for the Virtual Advisor. Under the terms of the new agreement, General Magic will

                                     -more-

                                                     General Magic OnStar/2 of 3


provide a dedicated pool of resources to support the continued innovation and development of the Virtual Advisor.

        "General Magic has been a valuable partner to OnStar and we're pleased to expand our relationship," said Chet Huber, president of OnStar. "Ensuring continued collaboration with General Magic allows us to strengthen the market leadership of Virtual Advisor."

        "This commitment by OnStar endorses General Magic's leadership position in enterprise voice software. By maximizing utilization of our resources, we can improve the time-to-market for upcoming and ongoing Virtual Advisor feature and content initiatives, while giving both companies a clear and predictable financial picture for the months to come," said Kathie Layton, chief executive officer and president of General Magic. "We're equally delighted to give OnStar the opportunity to take early advantage of our magicTalk Enterprise Platform as we enable continued innovation and excellence in the development of the Virtual Advisor."

         The OnStar Virtual Advisor currently gives subscribers voice access to e-mail, stock quotes, weather updates, and up-to-the-minute news content, including sports, financial, headline, business, and world news. Additional features incorporating personalized, location-based content such as traffic are slated to roll out in upcoming months.


ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure software company that provides enterprise-grade software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML & J2EE(TM)-based solutions enable enterprises to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions make voice a strategic tool in helping businesses improve the customer experience, reduce transaction costs, and provide high quality, voice branded access to content and services. General Magic is headquartered in

                                                     General Magic OnStar/3 of 3


Sunnyvale, California. For additional information, visit www.generalmagic.com.

ABOUT ONSTAR

OnStar, a wholly owned subsidiary of General Motors Corporation, is the nation's leading provider of in-vehicle safety, security and information services using the Global Positioning System (GPS) satellite network and wireless technology. OnStar services include automatic notification of air bag deployment, stolen vehicle tracking, emergency services, roadside assistance with location, remote door unlock, remote diagnostics, route support, OnStar Concierge and convenience services. OnStar Personal Calling, being rolled out nationally, allows drivers to make and receive hands-free, voice-activated phone calls through a nationwide network in cooperation with Verizon Wireless. Virtual Advisor, developed in conjunction with General Magic Inc., allows subscribers to access personalized Web-based information, in a hands-free voice-activated manner - there are no screens or displays. Additional information is available on the Web at www.onstar.com.


                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; including the Company's ability to raise capital in the current financial markets; market acceptance of the Company's voice application products and services; the Company's ability to generate sufficient revenues from its products and services to operate profitably; the risk that the Company's stock maybe delisted from The Nasdaq National Market; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2001.

                                                     General Magic OnStar/4 of 3


General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.